BROADRIDGE FINANCIAL SOLUTIONS, INC. - KEY STATS
INVESTOR COMMUNICATION SOLUTIONS SEGMENT
Q1 FY16
(in millions)

Exhibit 99.3
RC= Recurring
ED= Event Driven

	Fee Revenues	1Q15		1Q16		Type
Proxy	**Equities**	$	26.6	$	29.0	RC
	Stock Record Position Growth		*7%*		*2%*	
	Pieces		*19.3*		*22.3*	
	Mutual Funds	$	10.0	$	10.0	ED
	Pieces		*14.6*		*13.9*	
	Contests/Specials	$	3.8	$	6.9	ED
	Pieces		*3.4*		*7.7*	
	Total Proxy	$	40.4	$	45.9	
	Total Pieces		*37.3*		*43.9*	
	Notice and Access Opt-in %		*56%*		*66%*	
	Suppression %		*58%*		*66%*	
Interims	**Mutual Funds (Annual/Semi-Annual Reports/Annual Prospectuses)**	$	40.8	$	45.3	RC
	Position Growth		*8%*		*6%*	
	Pieces		*197.4*		*206.2*	
	Mutual Funds (Supplemental Prospectuses) & Other	$	12.3	$	11.6	ED
	Pieces		*61.1*		*57.6*	
	Total Interims	$	53.1	$	56.9	
	Total Pieces		*258.5*		*263.8*	
Transaction Reporting	**Transaction Reporting/Customer Communications**	$	39.3	$	39.5	RC
Fulfillment	**Fulfillment**	$	36.7	$	34.7	RC
Emerging, Acquired, and Other	**Emerging/Acquired**	$	52.2	$	67.4	RC
	Other	$	8.8	$	9.5	ED
	Total Emerging/Acquired and Other	$	61.0	$	76.9	
	Total Fee Revenues	$	230.5	$	253.9	
	Total Distribution Revenues	$	163.9	$	175.8	
	Total Revenues	$	394.4	$	429.7	
	Total RC Fees	$	195.6	$	215.9	
	% RC Growth		*10%*		*10%*	
	Total ED Fees	$	34.9	$	38.0

BROADRIDGE FINANCIAL SOLUTIONS, INC. - KEY STATS GLOBAL TECHNOLOGY AND OPERATIONS SEGMENT RC= Recurring Q1 FY16 ED= Event Driven ($ in millions) 1Q15 1Q16 Type Equity Transaction-Based Equity Trades 31.5$ 32.7$ RC Internal Trade Volume (Average Trades per Day in '000) 890 959 Internal Trade Growth 1% 8% Trade Volume (Average Trades per Day in '000) 898 959 Non-Transaction Other Equity Services 101.0 113.3 RC Total Equity 132.5$ 146.0$ Fixed Income Transaction-Based Fixed Income Trades 14.4$ 14.6$ RC Internal Trade Volume (Average Trades per Day in '000) 304 317 Internal Trade Growth -3% 4% Trade Volume (Average Trades per Day in '000) 314 325 Non-Transaction Other Fixed Income Services 15.8$ 16.2$ RC Total Fixed Income 30.2$ 30.7$ Total Revenues 162.6$ 176.8$